UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 8.01 Other Items.

Trinseo S.A. (the “Company”) will hold its annual general meeting of shareholders on June 14, 2021 (the “General Meeting”), via teleconference, for shareholders of record as of April 20, 2021. Due to the COVID-19 pandemic, travel restrictions and health and safety concerns, the Company’s board of directors has decided to again hold the General Meeting via teleconference, without a physical meeting, in accordance with the Luxembourg law dated September 23, 2020 on measures on holding meetings of companies and other legal entities (“portant des mesures concernant la tenue de réunions dans les sociétés et dans les autres personnes morales”), (as amended). Shareholders will not be able to attend the General Meeting in person, only by teleconference. Additional details about attendance at the General Meeting will be provided in our proxy statement.

Each shareholder who plans to attend the Company’s General Meeting is required to notify the Company in accordance with the Company’s amended and restated articles of association. Any such notices to attend the General Meeting should be directed to:

Attn: Corporate Secretary – Notification to Attend General Meeting

Trinseo S.A.

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: March 26, 2021